Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(862,782)
Unrealized Gain (Loss) on Market Value of Futures	8,630,442
Dividend Income	13,882
Interest Income	95,506
Total Income (Loss)	$7,877,048

Expenses
General Partner Management Fees	$28,876
Professional Fees	13,123
Brokerage Commissions	596
Non-interested Directors' Fees and Expenses	594
Prepaid Insurance Expense	495
NYMEX License Fee	722
Total Expenses	$44,406
Net Income (Loss)	$7,832,642

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$50,798,630
Net Income (Loss)	7,832,642

Net Asset Value End of Month	$58,631,272
Net Asset Value Per Share (2,850,000 Shares)	$20.57

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596